As filed with the Securities and Exchange Commission on September 28, 1998

                           Registration No. 33-

- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM S-8
                           REGISTRATION STATEMENT

                                   UNDER
                         THE SECURITIES ACT OF 1933

                            NORD PACIFIC LIMITED
           (Exact name of registrant as specified in its charter)

              Bermuda                                     N/A
- -------------------------------------    --------------------------------------
    (State of Incorporation)              (I.R.S. Employer Identification No.)

                            NORD PACIFIC LIMITED
                              22 CHURCH STREET
                            HAMILTON HMII BERMUDA
                               (809) 292-2363

           (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               CERTAIN NORD PACIFIC LIMITED NON-PLAN STOCK OPTIONS
                            (Full Title of Plan)


                                 RAY JENNER
                            NORD PACIFIC LIMITED
                       201 THIRD STREET NW, SUITE 1750
                        ALBUQUERQUE, NEW MEXICO 87102
                              (505) 241-5820

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                                  Proposed          Proposed
Title of                          maximum           maximum
securities       Amount           offering          aggregate       Amount of
to be            to be            price per         offering        registration
registered       registered       share             price           fee
- ----------       ----------       ---------         -----------     ------------
Common Stock,    328,000          $2.75(l)          $902,000(l)     $266.00
$.05 par value
- -------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the exercise price of the Non-Plan Stock Options (the "Option") described in the accompanying prospectus.

                             NORD PACIFIC LIMITED

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   Plan Information*

ITEM 2.   Registration Information and Employee Plan Annual Information*

- ----------------
*Portions of the information required by Part I to be contained in the Section 10(a) prospectus, as such information is contained in the Registrant's Annual Report for Form 10-K for its fiscal year ended December 31, 1997, is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. The remainder of such information is contained in the prospectuses filed herewith, pursuant to Rule 424(b).
- ----------------


                                  PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed with the Securities and Exchange Commission, are incorporated herein by reference as of their respective dates of filing:

     (a) The Annual Report of Nord Pacific Limited (the "Company") on Form 10-K for the year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act");

     (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, filed pursuant to Section 13(a) of the Exchange Act;

     (c) All other reports filed by the Company pursuant to Section 13(a) or 1-3(d) of the Exchange Act since December 31, 1997; and

     (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4, filed on January 24, 1990 (Registration No. 33-25683), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

A description of the Registrant's Common Stock has been incorporated by reference into this Registration Statement. See Item 3, above.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Bermuda law authorizes a corporation, in its bylaws, to provide that directors of the corporation will not be liable to the corporation or its shareholders for any act or failure to act, except in respect of any fraud or dishonesty on such director's part. Bermuda law also authorizes a corporation, in its bylaws, to provide that each shareholder waives any claim or right of action such shareholder may have, whether individually or by in the right of the corporation, against any director on account of any action or failure to act; provided, however, that no shareholder may waive such shareholder's rights in respect of any fraud or dishonesty on such director's part. Bermuda law also authorizes a corporation, in its bylaws, to provide that the corporation will indemnify and hold harmless its officers and directors from any act or failure to act, except in respect of any fraud or dishonesty which may attach to any officer or director.

          The Company's bylaws provide, in substance, for the exculpation from liability of directors and for the indemnification of directors and officers of the Company to the maximum extent permitted by Bermuda law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Index to Exhibits, below.

ITEM 9.   UNDERTAKINGS.

          A.   RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                      (i) To include any prospectus required by Section
                          10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
                          arising after the effective date of the
                          Registration Statement (or the most recent post-effective amendment thereof); that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs
                          (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          B.   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
               REFERENCE.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.   SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURE

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on this 28th day of September 1998.

                                      NORD PACIFIC LIMITED

                                      By: /s/ W. Pierce Carson
                                      --------------------------------
                                      Name: W. Pierce Carson
                                      --------------------------------
                                      Title: President and CEO
                                      --------------------------------


                             POWER OF ATTORNEY

     We, the undersigned officers and directors of NORD PACIFIC LIMITED, hereby severally constitute and Appoint W. PIERCE CARSON and RAY W. JENNER and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, to sign any and all amendments (including any post-effective amendments) to this Registration Statement and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Witness our hands on the dates set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

- --------------------------------------------------------------------------------
Signature                    Title                         Date
- --------------------------------------------------------------------------------
/s/ Edgar F. Cruft           Chairman of the Board         September 28, 1998
- -------------------------
EDGAR F. CRUFT

/s/ W. Pierce Carson         Chief Executive Officer       September 28, 1998
- -------------------------
W. PIERCE CARSON

/s/ Ray W. Jenner            Chief Financial Officer       September 28, 1998
- -------------------------
RAY W. JENNER

/s/ Michel J. Drew           Director                      September 28, 1998
- -------------------------
MICHEL J. DREW

/s/ Lucile Lansing           Director                      September 28, 1998
- -------------------------
LUCILE LANSING

/s/ Leonard Lichter          Director                      September 28, 1998
- -------------------------
LEONARD LICHTER

/s/ John B. Roberts          Director                      September 28, 1998
- -------------------------
JOHN B. ROBERTS

     *The undersigned, by signing his name hereto, executes this Registration Statement pursuant to a power of attorney executed by each of the above-named persons and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.

                                       /s/ Edgar F. Cruft
                                       --------------------------
                                       EDGAR F. CRUFT

                              INDEX TO EXHIBITS

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES:

     4.1 Form of Nord Pacific Limited Non-Plan Option for options being registered hereunder

(5)  OPINION REGARDING LEGALITY:

      5.1 Opinion of Messrs. Conyers, Dill & Pearman, Bermuda, regarding legality of the issuance of the Shares

(23) CONSENTS OF COUNSEL AND EXPERTS:

     23.1 Consent of Deloitte & Touche

     23.2 Consent of Messrs. Conyers, Dill & Pearman (contained in their opinion filed as Exhibit 5.1)